SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

Co-Signer, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Eastern Avenue, Suite 200-661, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 267-4461

6250 Mountain Vista Street, Suite C-1 , Henderson, NV 89014 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 9, 2013, our board of directors appointed Gary R. Gottlieb to serve on our board of directors and as our corporate Secretary. Also on December 9, 2013, our board of directors appointed Edmund Arguelles to serve on our board of directors.

Gary R. Gottlieb, our newly-appointed Secretary and Director, has served as the President of ID Brandz, Inc. since December of 2011. Mr. Gottlieb was Secretary and a Director of LetUsCoSign, Inc. from June of 2001 through November of 2011. Mr. Gottlieb worked with CoreStream Energy, Inc. from June of 2010 through May of 2011. He was the Chief Financial Officer of Zealous, Inc. from December of 2008 through June of 2010. In the past, Mr. Gottlieb has worked with various private firms specializing in the nutraceuticals, IT Consulting, media, and marketing industries. Mr. Gottlieb has a BS in Business Adminstration from California State University in Northridge with an emphasis in Accounting and Management.

Edmund Arguelles, our newly-appointed Director, has been the Executive Vice President of Imagine Media Group, LLC for the past nine years. Prior to joining Imagine Media Group, he spent fifteen years working in marketing, retail and wholesale in the electronics and communications industries. Mr. Arguelles has experience in information technology services for the Department of Defense, and in managing I.T. service contracts for the U.S. Navy and Marine Corps. He has background experience in electronic engineering technology and information technology. Mr. Arguelles also current serves as the executive director of Prime Motivation, Inc., a non-profit corporation which creates educational experiences for youths.

Except as set forth below, our newly-appointed officer and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years:

1.	Mr. Gottlieb was formerly the Secretary, Director and Co-Founder of LetUsCoSign, Inc. Our wholly-owned subsidiary, Co-Signer.com, Inc. acquired the assets of LetUsCoSign, Inc. on January 1, 2012. Subsequently, on August 13, 2013, we acquired all of the issued and outstanding stock of Co-Signer.com, Inc.

2.	Mr. Arguelles is the Executive Vice President of Imagine Media Group, Inc. Imagine Media Group has contracted to develop and maintain our online presence. Its responsibilities include database development, application processing and evaluation, and developing and maintaining an integrated tenant screening, sales and marketing program. Our relationship with Imagine Media Group is governed by Client Service Contract dated July 1, 2013, a copy of which was filed with our Current Report on Form 8-K filed August 15, 2013.

At this time, we do not have any written employment agreements Mr. Gottlieb or Mr. Arguelles. In connection with this appointment to the Board of Directors, Mr. Arguelles was issued one million (1,000,000) shares of our common stock as compensation. Formal compensation arrangements with Mr. Gottlieb are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

SECTION 8 – Other Events

Item 8.01 – Other Events

Effective immediately, the address of our principal executive offices has been changed to:

8275 S. Eastern Avenue, Suite 200-661

Las Vegas, NV 89123

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Co-Signer, Inc.

/s/ Darran Magot

Darren Magot

President, Chief Executive Officer

Date: December 18, 2013

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